UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2010

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

As of June 30, 2010, Talon International, Inc. entered into an Amendment No. 5 to the Revolving Credit and Term Loan Agreement with CVC California, LLC (“CVC”), which is the successor to Bluefin Capital, LLC by assignment as lender under the credit facility.  The amendment extends the maturity date of the revolving credit facility and term loans from June 30, 2010 to July 30, 2010.

Our existing cash and cash equivalents and our anticipated cash flows from operating activities will not be sufficient to satisfy the CVC credit facility when it becomes due on July 30, 2010.  Accordingly, if we are unable to obtain an extension or modification of the CVC credit facility, or raise additional equity or debt to satisfy this requirement we will default on our credit agreement. There can be no assurance that additional debt or equity financing will be available on acceptable terms or at all.  If we are unable to secure additional financing or restructure our existing debt, CVC will have the right to exercise its remedies including enforcement of its lien on substantially all of our assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: July 6, 2010	By: /s/ Lonnie Schnell Lonnie Schnell, Chief Executive Officer